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                                                                   EXHIBIT 10.30

KOSAN BIOSCIENCES, INC.
3832 BAY CENTER PLACE
HAYWARD, CA 94545
TEL: (510) 732-8400
FAX: (510) 732-8401
E-MAIL: postmaster@kosan.com
================================================================================

February 21, 2000


Mr. Bernardo Jimenez
SAVIA, S.A. de C.V.
Plaza Commercial Las Villas
Rio Caura #358 Ote. (Altos)
Col. Del. Valle, Garza Garcia, N.L.
Mexico 66220


Dear Bernardo:

The purpose of this letter agreement is to document Savia's, DNAP's, and Kosan's agreement to the following with respect to the collaboration of Savia, DNAP and Kosan under the Evaluation Agreement and Term Sheet:

1. Savia, DNAP and Kosan agree that DNAP and Kosan will wind down the collaboration activities and their respective research activities under the collaboration with the objective of taking each project to an appropriate ending point and completing a wind-down by the end of 1999.

2. Savia will reimburse Kosan for work performed and expenditures made on behalf of the collaboration during the period May 1, 1999 - December 31, 1999. The reimbursement rate will be $240,000 per FTE. Payment in full of $159,600 for Kosan expenses for the period May 1, 1999 - December 31, 1999 will be made promptly upon signing of this letter agreement. No further payment will be owed to Kosan by Savia or DNAP under the Evaluation Agreement and Term Sheet.

3. Kosan will not assert any right it may have to additional payments of any type from Savia or DNAP.


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4.      Effective upon termination of the Evaluation Agreement, as set forth in paragraph 6 below, the respective rights of each of Savia, Kosan and DNAP to all technology, patent rights, know-how and other intellectual property licensed to another party hereunder in connection with the collaboration will revert to the licensing party and all technology, patent rights, know-how and other intellectual property conceived or reduced to practice or otherwise developed by or on behalf of the collaboration by DNAP, Kosan and DNAP and Kosan jointly will be owned by Kosan.

5.      a. Kosan, for itself, its successors and assigns, releases and forever discharges Savia, DNAP and affiliates of either, including their respective past and present directors, officers, employees, successors and assigns, from any and all causes of action, claims and demands in law or in equity arising out of the March 1, 1998 Evaluation Agreement and Term Sheet, including activities taken or contemplated thereunder, provided that, such release and discharge does not extend to the (i) obligations of Savia and DNAP in provisions of the Evaluation Agreement stated in paragraph 6 below to survive termination of the Evaluation Agreement, and (ii) obligations of Savia and DNAP set forth above in this letter agreement.

        b. Savia and DNAP, each for itself, its successors and assigns, releases and forever discharges Kosan and its affiliates, including their respective past and present directors, officers, employees, successors and assigns, from any and all causes of action, claims and demands in law or in equity arising out of the March 1, 1998 Evaluation Agreement and Term Sheet, including activities taken or contemplated thereunder, provided that, such release and discharge does not extend to the (i) obligations of Kosan in provisions of the Evaluation Agreement stated in paragraph 6 below to survive termination of the Evaluation Agreement, and (ii) obligations of Kosan set forth above in this letter agreement.

        c. With respect to the releases of this paragraph 5, the parties acknowledge having been fully advised by their respective attorneys of the contents of Section 1542 of the Civil Code of the State of California, which provides:


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                "A general release does not extend to claims which the
                creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

           The benefits of Section 1542 are hereby expressly waived by the parties.

6. The Evaluation Agreement, including its attached Term Sheet, is terminated effective December 31, 1999, provided that, the provisions of Sections 2.3(a), 3.1(b), 3.2, 3.3(a), 3.4, 3.8 and 7.5(b) and
       Articles 4, 5, 8 and 9 of the Evaluation Agreement will survive such termination date, and provided further that, the obligations set forth above in this letter agreement, to the extent unfulfilled as of such termination date, will survive such termination.

Please indicate Savia's and DNAP's agreement to the foregoing by having an authorized officer of Savia and DNAP sign and return a copy of this letter to me.

Very truly yours,

/s/ Michael S. Ostrach
Michael S. Ostrach
Chief Operating Officer

                                                ACCEPTED AND AGREED:
                                                SAVIA, S.A. de C.V.


                                                By: /s/ Bernardo Jimenez
                                                   -------------------------


                                                DNA PLANT TECHNOLOGY
                                                CORPORATION


                                                By: /s/ Jorge Fenyvesi
                                                   -------------------------



cc: Peter Davis, Ph.D.


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